                                                                      Exhibit 11


                              Paper Warehouse, Inc.
               Computation of Actual and Pro Forma Earnings (Loss)
                 Per Share (In thousands of dollars, except per
                                   share data)

                                                 Three Months Ended                      Nine Months Ended
                                      ------------------------------------       -----------------------------------
                                          Actual             Pro forma (1)           Actual            Pro forma (1)
                                         10/30/98              10/31/97             10/30/98             10/31/97
                                         --------              --------             --------             --------
BASIC

Actual/Pro forma net
earnings (loss)                       $  (157,371)          $    10,427          $  (466,085)          $   303,770

Weighted average shares of
common stock outstanding                4,557,187             2,202,818            4,557,187             2,202,818

Basic Actual/pro forma
earnings (loss) per share of
common stock                          $     (0.03)          $      0.00          $     (0.10)          $      0.14

DILUTED

Actual/Pro forma net
earnings (loss)                       $  (157,371)          $    10,427          $  (466,085)          $   303,770

Weighted average shares of
common stock outstanding                4,557,187             2,202,818            4,557,187             2,202,818

Common stock equivalents                       --                    --                   --                    --

Weighted average shares of
common stock and common
stock equivalents                       4,557,187             2,202,818            4,557,187             2,202,818

Diluted actual/pro forma
earnings (loss) per share of
common stock and common
stock equivalents                     $      (.03)          $      0.00          $     (0.10)          $      0.14

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(1)  Pro forma to reflect an income tax benefit resulting from the Company's termination of its S Corporation election.


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